UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
May 22, 2017

REXFORD INDUSTRIAL REALTY, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-36008	46-2024407
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11620 Wilshire Boulevard, Suite 1000, Los Angeles, California	90025
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (310) 966-1680

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On May 24, 2017, Rexford Industrial Realty, Inc. (the "Company), through a wholly-owned subsidiary of its operating partnership, Rexford Industrial Realty, L.P., completed the acquisition of the Safari Business Center. The Safari Business Center is an industrial business park consisting of 16 buildings totaling 1,138,090 rentable square feet located in Ontario, California, within the Company's Inland Empire West submarket. As of May 24, 2017, the Safari Business Center had 75 tenants and was 97% occupied with current annualized base rent of approximately $7.8 million, or $6.89 per rentable square foot.

The purchase price of the Safari Business Center was $141.2 million, exclusive of closing costs. The Company funded the acquisition as follows: (i) $90.0 million cash from drawing on the Company's unsecured revolving credit facility, (ii) through a tax-deferred like-kind exchange under Section 1031 of the Internal Revenue Code by using $39.7 million of net cash proceeds from the sale of one of the Company's properties, and (iii) available cash on hand.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on February 15, 2017, the Company entered into a Second Amended and Restated Credit Agreement (the “Credit Agreement”) with Citibank, N.A., as administrative agent, swing line lender and letter of credit issuer, and the other lenders party thereto, providing for (i) a $350.0 million unsecured revolving credit facility (the “Revolver”) and (ii) a $100.0 million unsecured term loan facility. On May 22, 2017, the Company borrowed $90.0 million under the Revolver to partially fund the acquisition of the Safari Business Center described in Item 2.01 of this Current Report. Following such borrowing, the total amount of borrowings outstanding under the Revolver was $138.0 million.

The description of the Credit Agreement contained in this Item 2.03 does not purport to be complete and is subject to and qualified in its entirety by reference to the Credit Agreement, which was filed as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on February 15, 2017, and is incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rexford Industrial Realty, Inc.
May 24, 2017	/s/ Michael S. Frankel
Michael S. Frankel Co-Chief Executive Officer (Principal Executive Officer)

Rexford Industrial Realty, Inc.
May 24, 2017	/s/ Howard Schwimmer
Howard Schwimmer Co-Chief Executive Officer (Principal Executive Officer)